UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2023

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure.

On February 28, 2023, The Park National Bank (“Park National Bank”), the national bank subsidiary of Park National Corporation (the “Registrant”), issued a news release announcing that Park National Bank had reached an agreement with the United States Department of Justice (the “DOJ”) to increase the efforts of Park National Bank to promote home lending in the Columbus, Ohio market. The agreement, which is reflected in the proposed consent order filed today in the United States District Court for the Southern District of Ohio (the “DOJ Consent Order”), serves to voluntarily resolve all claims of the United States alleging that Park National Bank’s mortgage lending practices within the Columbus, Ohio Metropolitan Statistical Area violated the Fair Housing Act and the Equal Credit Opportunity Act. A copy of the news release issued by Park National Bank is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with the terms of the DOJ Consent Order, Park National Bank will invest $7.75 million over five years in a loan subsidy fund to increase credit opportunities for home mortgages, home improvement loans and home refinance loans for consumers applying for loans in majority minority census tracts ("MMCT's") in Fairfield, Franklin, Hocking, Licking, Morrow and Perry counties in Ohio (the “Columbus Lending Area”). Park National Bank will also devote a minimum of $500,000 over five years toward one or more community development partnership programs that provide services to residents of MMCTs in the Columbus Lending Area related to credit, financial education, homeownership and foreclosure prevention; and at least $150,000 per year over five years toward advertising, community outreach, consumer financial education and credit counseling in the Columbus Lending Area. Park National Bank will also establish one new mortgage loan production office and one new full-service branch in MMCTs in the Columbus Lending Area and hire four lenders, one of whom will be Spanish-speaking, focused on serving these communities. In addition, Park National Bank will continue to maintain, throughout the term of the DOJ Consent Order, Park National Bank’s full-time Director of Community Home Lending and Development position, who will oversee Park National Bank’s lending in MMCTs in the Columbus Lending Area.

The DOJ Consent Order must be approved by the United States District Court for the Southern District of Ohio, Western Division, and once approved and entered by that Court, the DOJ Consent Order will resolve all claims by the United States against Park National Bank.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall be not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 18. The furnishing of information in this Item 7.01 shall not be deemed an admission as to the materiality of any information herein.

Item 9.01 - Financial Statements and Exhibits.

(a)Not applicable

(b)Not applicable

(c)Not applicable

(d)Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1    News Release issued by Park National Bank of February 28, 2023

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: February 28, 2023	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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